SEPARATION AGREEMENT

      This SEPARATION AGREEMENT (this "Agreement") is made and is effective as of the later of the dates set forth herein, by and among I. DAVID PALEY ("Paley"), PHILIPP BROTHERS CHEMICALS, INC., a New York corporation ("PBC") and PHIBRO-TECH, INC., a Delaware corporation (the "Company"), having their principal place of business at One Parker Plaza, Fort Lee, New Jersey.

      WHEREAS, Paley has faithfully and responsibly served the Company as President and Chief Operating Officer and a member of the Board of Directors of the Company for a period in excess of ten (10) years;

      WHEREAS, Paley and the Board of Directors of the Company have determined that it is in the parties' best interests to formalize the terms and conditions of Paley's separation of employment to assure continued stability to both the Company and Paley and to set forth herein the parties' respective rights and obligations;

      NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Separation Date. Paley's employment as an officer, director, and employee of the Company and all related entities (PBC, the Company, and their subsidiaries and affiliates being collectively referred to as the "Companies") will terminate effective as of the close of business on August 31, 1999 (the "Separation Date"), and the Company agrees to accept Paley's resignation from such positions effective as of the Separation Date. All communications and correspondence relating to Paley's separation of employment from the Companies shall make appropriate reference to such voluntary resignation.

      2. Effective Date. This Separation Agreement shall become effective upon the later to occur of: (a) the execution and delivery of (i) this Agreement,
(ii) the attached General Release and Waiver (the "General Release"), (iii) the Stock Purchase Agreement between them of even date herewith (the "Stock Purchase Agreement"), and (iv) the Consulting Agreement between Paley and PBC (the "Consulting Agreement"); and (b) the date and time as of which all waiting periods and all of Seller's rights to withdraw, revoke or rescind his acceptance and execution of the General Release shall have expired and terminated (such date being referred to as the "Closing Date" or the "Effective Date").

      3. Payment under Severance Agreement. On the Closing Date, the Company shall pay to Paley the amount of $862,660, by certified or bank cashier's check or wire transfer to an account designated by Paley. Such payment shall be in full satisfaction and discharge of all the Company's obligations under Section 2(a) of that certain Severance Agreement dated February 21, 1995 between the Company and Paley (the "Severance Agreement"). Notwithstanding the preceding sentence, the

Company shall remain obligated under the Severance Agreement to pay a "Catch-up Payment" if an "Extraordinary Event" (as such terms are defined in the Severance Agreement) occurs within twelve (12) months of the Separation Date. For purposes thereof, the "Severance Amount" (as defined in the Severance Agreement) shall be deemed to be $2,862,660. Notwithstanding anything to the contrary herein, the termination of Paley's employment as of the Separation Date shall be deemed and treated for all purposes under the Severance Agreement and the Stockholders Agreement as the occurrence of an "Actual or Constructive Termination" (as defined in the Severance Agreement).

      4. Expense Reimbursement. The Company shall reimburse Paley for all of his reasonable business expenses incurred in the performance of his duties as an officer, director, and employee of the Company and all related entities, subject to the submission of expense statements and receipts evidencing such payments to the reasonable satisfaction of the Company.

      5. Health Benefits. Paley and his family shall be eligible to continue their medical and health insurance coverage benefits at their own expense, at standard non-subsidized rates, for the maximum period pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA). The Company agrees to timely provide the forms necessary to permit Paley and his family to elect to continue such insurance coverage prior to their expiration.

      6. Benefit Plans. From and after the Closing Date, Paley shall have such rights in and benefits under the Company's 401(k) Plan, The Retirement Plan of Philipp Brother Chemicals, Inc. and the Company's Deferred Compensation Plan and Trust as are provided by the terms thereof. Consistent with the underlying Plans, the Companies will make all reasonable arrangements and process all forms necessary to provide for expeditious distribution of any and all vested benefits under such Plans, as requested by Paley.

      7. Return of Property. Except for the laptop computer and the leased Range Rover which is being provided to Paley under the Consulting Agreement, Paley agrees to return all property of the Company or any affiliate thereof, including but not limited to keys, correspondence, customer and mailing lists, files (in electronic or tangible form), documents, reports, equipment, computers and materials and other such property as may be in his possession.

      8. Confidentiality. This Agreement and the General Release, the terms and provisions thereof and the negotiations leading thereto, shall be and shall remain confidential. The parties shall maintain such confidentiality, and shall not reveal or discuss Paley's termination of employment other than as required in good faith in the ordinary course, as in seeking new employment or a successor, or with attorneys, accountants or tax advisors, or as required by applicable securities or other law or stock market or accounting requirements, or in other cases only with the prior written consent of the other party. Paley may advise potential employers, and the Companies agree to confirm, that Paley and the Companies amicably resolved their relationships and that Paley voluntarily resigned from his positions and employment with the Companies.

      9. Releases.


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

      (a) Except for any rights Paley may have under this Agreement, the Stock Purchase Agreement, Section 2(b) and, if applicable, Section 2(c) of the Severance Agreement and the Consulting Agreement, Paley hereby releases the Companies as provided in the General Release.

      (b) Except for any rights it may have under this Agreement, the Stock Purchase Agreement and the Consulting Agreement, each of the Companies for itself and on behalf of its subsidiaries and affiliates forever releases and discharges Paley, his heirs, executors, administrators, legal representatives and successors from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, in tort, common law, statutory, federal, state, local or otherwise, and including but not limited to any claims for equitable relief, compensatory, punitive or other damages or expenses or for attorneys' fees, or costs or disbursements of any kind), which the Companies ever had, now have, or may hereafter have against Paley by reason of any action, omission, transaction, or occurrence occurring up to and including the Separation Date, in each case authorized by the Chairman of the Board of PBC or otherwise performed or omitted to be performed by Paley in good faith and in a manner which Paley reasonably believed to be in or not opposed to the best interests of the Companies and not unlawful. PBC and the Company covenant that, except for a proceeding brought to enforce the terms and provisions of this Agreement, the General Release, the Severance Agreement, the Stockholders Agreement, the Stock Purchase Agreement or the Consulting Agreement, they will not at any time commence, maintain, prosecute, participate in as a party, or permit to be filed by any other person or entity on their behalf, any action, suit or proceeding (judicial, administrative, arbitral, or other) against Paley with respect to any act, event, or occurrence, or any alleged failure to act, occurring up to and including the Separation Date, in each case authorized by the Chairman of the Board of PBC or otherwise performed or omitted to be performed by Paley in good faith and in a manner which Paley reasonably believed to be in or not opposed to the best interests of the Companies and not unlawful. PBC and the Company agree that if they violate this covenant by suing Paley or his heirs, executors, administrators, legal representatives or successors, the Companies will pay all costs and expenses of defending against the suit incurred by Paley or his heirs, executors, administrators, legal representatives or successors, including reasonable attorneys' fees. This paragraph does not apply to claims which the Companies may have, if any, that may arise out of the obligations of Paley specified in this Agreement, the General Release, the Severance Agreement, the Stock Purchase Agreement or Consulting Agreement.

      10. Indemnification. The Companies shall continue any indemnification obligations arising by statute, or under any directors and officers' liability insurance policy covering Paley, in each case to the same extent as other directors and officers remain covered from time to time, or the Certificate of Incorporation or Bylaws of any of the Companies in effect as of the Separation Date. The Companies agree that if Paley is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a stockholder, director, officer or employee of any of the Companies or is or was serving at the request of the Companies as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Paley's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Paley shall be indemnified and held harmless by the Companies to the fullest extent legally permitted or authorized by the Companies' certificates of incorporation or bylaws or resolutions of such Company's Board of Directors, against all cost, expense, liability and loss (including, without limitation, reasonable attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement with the approval of the Company) reasonably incurred or suffered by Paley in connection therewith, and such indemnification shall continue as to Paley even if he has ceased to be a director, officer, member, employee or agent of either of the Companies or other entity and shall inure to the benefit of his heirs, executors, administrators, legal representatives or successors, in each case to the same extent as other directors and officers remain covered from time to time. The Companies shall advance to Paley all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Companies of a written request for such advance, accompanied by an undertaking by Paley to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. Paley shall be entitled to indemnification under this Section so long as he meets the standard of conduct specified in Section 145 of the Delaware General Corporation Law or Section 722 of the New York Business Corporation Law, as the case may be. In addition, the Companies hereby agree to indemnify and hold Paley, and his heirs, executors, administrators, legal representatives, successors and assigns, harmless from and against any and all claims, loss, damage, liability, cost or expense, including but not limited to reasonable attorneys' fees, incurred in defense of any such claim, arising out of or related to Paley's positions and employment with the Companies and the Companies' business, including but not limited to actions or claims against the Companies for copyright infringement or securities violations, other than in respect of the embezzlement or misappropriation of funds of the Companies or other acts of fraud against the Companies.

      11. General Indemnification. The parties hereto hereby agree to indemnify each other for all damages and loss (including without limitation, costs and expenses of litigation and reasonable attorneys' fees) resulting from a breach of this Agreement by the other party.

      12. Benefit. This Agreement shall bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of Paley and the successors and assigns of the Companies.

      13. Entire Agreement; Paragraph Titles. This Agreement, the General Release, the Stock Purchase Agreement and the Consulting Agreement contain the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all prior agreements or understandings, oral or written, between the parties with respect to the subject matter hereof and thereof (other than Section 2(b) and, if applicable, Section 2(c) of the Severance Agreement). This Agreement may not be modified other than by a writing signed on behalf of both parties. In executing this Agreement, neither party is relying upon any statement or representation beyond this Agreement or the General Release, the Stock Purchase Agreement or the Consulting Agreement. Paragraph headings are included in this Agreement for reference only, are not part of this Agreement, and do not in any way modify any of the terms of this Agreement.

      14. No Admission. Nothing contained in this Separation Agreement or in the General Release, nor the furnishing of the consideration for the Separation Agreement and General Release,


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

shall be deemed or construed at any time to be an admission by either Paley or the Companies of any improper or unlawful conduct.

      15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement this 1st day of September, 1999.


                                    PHIBRO-TECH, INC.


/s/ I. David Paley                  By: /s/ Nathan Z. Bistricer
------------------                      -------------------------------
I. David Paley                      Nathan Z. Bistricer, Vice President



                                    PHILIPP BROTHERS CHEMICALS, INC.


                                    By: /s/ Jack C. Bendheim
                                        -------------------------------


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